UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Emeren Group Ltd

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMEREN GROUP LTD

(a BVI incorporated company with a registered number of 1016246)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, November 1, 2024

To the Shareholders of Emeren Group Ltd:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Emeren Group Ltd will be held on Friday, November 1, 2024, beginning at 10:00AM, local time, at 5000 Hopyard Rd, Suite 302, Pleasanton CA 94588, for the following purposes:

1.	To appoint Dr. Ramakrishnan Srinivasan as a director of the Company following his appointment as a director by the Board of Directors in accordance with the Company’s articles of association.

2.	To re-elect Martin Bloom and Yumin Liu, who are each offering himself for re-election, in accordance with the Company’s articles of association to hold office until a successor is duly elected and qualified.

3.	To vote on an advisory basis to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.

4.	To vote on an advisory basis on the frequency of future advisory shareholder votes on the compensation of our named executive officers.

5.	To ratify the appointment of UHY LLP as our independent registered public accounting firm and auditors for 2024.

6.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on September 17, 2024, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement for the Annual Meeting. Shareholders can view the Annual Meeting of Shareholders of Emeren Group (but not participate) using the following Microsoft Teams link:

https://urldefense.com/v3/__https://teams.microsoft.com/l/meetup-join/19*3ameeting_ZjAzZjA2OTktZWU1MC00NGRlLWE4ZDgtYzlkYjAyYjJmY2M

5*40thread.v2/0?context=*7b*22Tid*22*3a*22fe651217-67a6-4b20-b542-c91719989449*22*2c*22Oid*22*3a*2205e5f7b1-07e0-4efc-94dd-77030500bb0d*22*7d_

_;JSUlJSUlJSUlJSUlJSUl!!L2Ps738!zsAKeCMF0RaWg8E-N8Up6eq4nc5m6GlRXfCkgTvCNdwT3SgtlSOLBCg0TqNFRwAIuLf7iGUbt-2xng$

Meeting ID: 211 590 131 063

Passcode: 6zyXs4

Dial in by phone: +1 929-352-1659, Phone conference ID: 834 939 390#

On or about September 30, 2024, we intend to mail to our shareholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”). The Notice also provides instructions on how to vote. A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors

EMEREN GROUP LTD

/s/ Susu Geng
Secretary

Norwalk, Connecticut

September 30, 2024

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Friday, November 1, 2024. The Emeren Group Ltd proxy statement for the 2024 Annual Meeting of Shareholders and the 2023 Annual Report to Shareholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

EMEREN GROUP LTD

149 Water Street, Suite 302

Norwalk, CT 06854

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, November 1, 2024

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Emeren Group Ltd (sometimes referred to as the “Company”, “we”, “our”, “us” or similar terms), beginning on or about September 17, 2024, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Friday, November 1, 2024 at 10:00AM, PST local time, at the 5000 Hopyard Rd, Suite 302, Pleasanton CA 94588 and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

1.	FOR appointment of Dr. Ramakrishnan Srinivasan as a director of the Company following his appointment by the Board of Directors;

2.	FOR each person nominated for re-election as a director referred to herein;

3.	FOR approval of the compensation of our named executive officers as disclosed herein;

4.	FOR an annual frequency of the advisory shareholder vote on the compensation of our named executive officers;

5.	FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm and auditors for 2024; and

6.	On such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the proposals listed above, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. Only holders of record of the Company’s shares, no par value per share (the “Common Shares”), at the close of business on September 17, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting.  On that date, the Company had outstanding and entitled to vote 512,549,555 Common Shares, each of which is entitled to one vote per share. The presence of not less than a majority of the votes entitled to be voted on the resolutions of shareholders to be considered at the meeting shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum.

Common Shares represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR appointment of Dr. Ramakrishnan Srinivasan as a director of the Company following his appointment by the Board of Directors; (2) FOR each person nominated for re-election as a director listed herein (or a substitute in the event a nominee is unavailable for election); (3) FOR approval of the advisory resolution on executive compensation; (4) FOR ONE YEAR with respect to the frequency of future advisory votes on executive compensation; (5) FOR the ratification of the selection of UHY LLP as the independent accountants and auditors for the Company for the current fiscal year; and (6) in their discretion, with respect to such other business as may properly come before the meeting. The Board of Directors has designated Yumin Liu and Susu Geng, and each or any of them, as proxies to vote the Common Shares solicited on its behalf.

The appointment of Dr. Ramakrishnan Srinivasan as a director of the Company following his appointment by the Board of Directors in accordance with the Company’s articles of association, the election of directors, the approval of the advisory resolution on executive compensation and the ratification of the appointment of UHY LLP as the Company’s independent accountants require the affirmative vote of the majority in excess of 50%. of the votes present, in person or by proxy, and voting at the Annual Meeting. The advisory resolution on executive compensation, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program. The advisory vote on the frequency of future advisory votes on executive compensation is also non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The choice receiving the most number of votes will be the selection. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Your broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of UHY LLP as our independent auditor without receiving voting instructions from you. All other items are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients on any proposal other than the appointment of UHY LLP will not be permitted to vote such shares for any other matters at the Annual Meeting. These "broker non-votes" will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of any of the proposals because in tabulating the voting results, shares that constitute broker non-votes are not considered votes cast on that proposal.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s memorandum of association and articles of association provide that the minimum number of directors is one and the maximum number of directors is eight. Currently there are six directors in office. The appointment of any director appointed by the Board is required to be approved by the shareholders at the Annual Meeting.

Each director was elected to the Board to serve until a successor is duly elected and qualified or until his or her death, resignation, removal, or retirement. At each annual general meeting, one-third of our directors then existing, or if their number is not a multiple of three, then the number nearest to and not exceeding one-third, will be subject to re-election. The directors to retire by rotation shall be those who are longest in office since their election, or by lot should they be of the same seniority. This year, Martin Bloom and Yumin Liu have agreed to retire and put themselves forward for re-election.

Accordingly, at the Annual Meeting, the shareholders will vote on whether to appoint Dr. Ramakrishnan Srinivasan as a director of the Company following his appointment as a director by the Board of Directors in accordance with the Company’s articles of association and whether to re-elect Martin Bloom and Yumin Liu to hold office until the annual meeting of shareholders when each may be required to retire by rotation or until the director resigns, dies, is removed from office pursuant to the articles of association or retires. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the person named as a nominee herein. The Board has no reason to believe that Ramakrishnan Srinivasan, Martin Bloom or Yumin Liu will be unable or unwilling to serve as a director if elected or re-elected.

The following sets forth certain information, as of September 1, 2024, about the Board’s nominees for re-election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominee for Election at the Annual Meeting

Dr. Ramakrishnan Srinivasan, age 58, is a seasoned business leader, investor, and clean technology project developer with over 20 years of leadership experience in both America and Asia. He has a proven track record in renewable energy/clean technology and his extensive expertise includes management consulting, project development, capital raising, and strategic business development, with a strong focus on sustainability and green business initiatives.

Currently serving as Executive in Residence at KCK-US (since 2022), Dr. Srinivasan leads strategic initiatives for portfolio companies including AESI, a cutting-edge grid-scale battery storage OEM and QM Power. Dr. Srinivasan is also the founder and CEO of Two DegC, which is a boutique strategy consulting firm that was established in 2017. He also has advised on capital raising, and M&A as a Senior Advisor at Coady Diemar Partners since 2019. Earlier, Dr. Srinivasan was a developer of used oil re-refineries. He served as President of Orient Green Power, where he spearheaded an IPO and raised $200 million for India’s first pureplay renewable energy IPP. His career began in a technical capacity and eventually evolved into management consulting, which included tenure at McKinsey & Company as an Engagement Manager.

Dr. Srinivasan holds a Ph.D. in mechanical engineering from the University of Rochester and an M.B.A. from Carnegie Mellon’s Tepper School of Business, where he received the academic excellence award. Dr. Srinivasan was identified as a director candidate by an industry analyst.

Term expiring at the 2024 Annual Meeting –

Mr. Martin Bloom, age 72, has been an independent director since July 2006 and is currently the chairman of the audit committee, and a member of the compensation committee, nominating and corporate governance committee, and the ESG committee. Mr. Bloom served as the chairman of the audit committee between September 2006 and March 2016. Mr. Bloom currently serves on the Boards of Emblem Ventures, Emblem Technology Partners, Eton Court and Bloom Arts Ltd. Mr. Bloom is also the chair of Precision Cardiovascular, a private company in the field of medical implants until July 31, 2023. In addition, he has been a corporate advisory board member of Seraphim Space, an investment fund for space and related activities and was the chairman and director of Represent Group Limited until March 2021. He served on the Board of Sunamp Limited, a thermal storage company, from March 2019 to April 2020. Mr. Bloom served as a member of board of directors of LB-Shell plc., formerly known as Intelligent Energy (then listed on the Main Market of the London Stock Exchange), a British fuel cell company, from 2012 to December 2017, the group chief executive officer from June 2016 to December 2017, and the chairman of its nomination committee and a member of its audit committee and remuneration committee from 2014 to 2016. Mr. Bloom was the chairman of the board of directors of MayAir Group, a Malaysian air purification company listed on the London AIM, from May 2015 to March 2018. He was a member of the board of directors of Green & Smart, a Malaysian biogas producer listed on the London AIM, and chairman of its audit committee from May 2016 to September 2017. Mr. Bloom was a member of the board of directors of Starcom plc, an asset tracking company listed on London AIM, and a member of its audit committee from January 2013 to October 2015. Mr. Bloom has almost 50 years of experience in strategic partnering, technology commercialization and business strategy. He has built businesses in the United States, Europe and Asia. In 2005, Mr. Bloom was appointed to serve as the UK chairman of the China-UK Venture Capital Joint Working Group, launched by the then-Chancellor of the United Kingdom, Gordon Brown, in February 2005, to foster collaboration between the venture capital and private equity industries in China and the United Kingdom. Mr. Bloom worked at Coopers & Lybrand (now PricewaterhouseCoopers) from 1996 to 1997 and was the project manager of a series of technology transfer schemes between the United Kingdom and Japan on behalf of the Department of Trade & Industry of the United Kingdom from 1992 to 1997. Mr. Bloom worked as a corporate strategist at Unilever between 1973 and 1981. Mr. Bloom became a CEDR Accredited Mediator as of January 2022 for purposes of commercial mediation. Mr. Bloom has a bachelor’s degree with honors in economics from the University of Southampton and a master’s degree in the history of science jointly from Imperial College and University College, London.

Mr. Yumin Liu, age 60, has been our Chief Executive Officer since December 2019 and our director since September 2022. Mr. Liu is a member of the ESG committee. Mr. Liu brings to Emeren more than 20 years of experience in energy management, power generation and solar technology. Most recently, Mr. Liu served as Vice President of the EMEA region at Canadian Solar, a leading global manufacturer of solar photovoltaic modules and provider of solar energy solutions. Previously, Mr. Liu was the President of Recurrent Energy, a U.S. subsidiary of Canadian Solar and also a leading solar developer in the U.S. He spearheaded market development in the U.S. and project development across various international markets and had full P&L responsibility for the EMEA region as well as for Recurrent Energy. Prior to Canadian Solar, Mr. Liu served as President at GCL Solar Energy, one of the largest polysilicon and wafer producers in the world. Mr. Liu held various senior leadership positions at GCL, including the management of solar project development activities in overseas markets. Mr. Liu holds a master’s degree in International Commerce from University of Kentucky, and both M.S. and B.S. degrees in Mechanical Engineering from Northeast University in Shenyang, China.

Directors continuing in Office

Mr. Ramnath Iyer, age 55, has been our independent director since April 2022. Mr. Iyer is the chairman of the ESG committee, chairman of the compensation committee and a member of the audit committee. Mr. Iyer brings extensive capital markets experience from his prior roles as portfolio manager to multiple international asset management firms and strategist role at investment banks. He also brings significant knowledge and expertise on sustainability & environmental, social, and governance (ESG) expertise from his previous role as the Head of ESG, Asia at Invartis Consulting where he helped institutional investors integrate ESG and sustainability practices. Mr. Iyer is deeply involved in the renewables sector at the Institute for Energy Economics and Financial Analysis, a global think tank, where he currently is the Lead, Sustainable Finance Asia. Mr. Iyer holds a post graduate diploma in Management from Indian Institute of Management.

Mr. Himanshu Harshad Shah, age 58, has been our director since March 2022. Mr. Shah is the chairman of the board and chair of the nominating and corporate governance committee. Mr. Shah is the Founder, President, and CIO of Shah Capital Management. Mr. Shah brings over thirty years of experience in global capital markets and entrepreneurial business acumen. Over the years, he has successfully advised many portfolio companies on both pragmatic strategy and disciplined execution. In addition, Mr. Shah has served on the Board of Directors for Vitamin Shoppe. Currently, he is also the Executive Chairman of Marius Pharmaceuticals. Shah Capital is a long-term stakeholder and has over 34% ownership of Emeren. Mr. Shah holds his Bachelor of Commerce in Accounting from Gujarat University, India and holds an MBA from University of Akron, Ohio.

Ms. Julia Xu, age 52, has been an independent director since March 2016. Ms. Xu is a member of the audit committee, nominating and corporate governance committee, and ESG committee. Ms. Xu is the founder and currently the managing director of Oravida, a New Zealand-based group specializing in the branding and promotion of New Zealand’s premium food products primarily for the Chinese market. Ms. Xu has served on the boards of Oravida N.A. since September 2016, Oravida Ltd since May 2016, Oravida Waters Limited since March 2015, and Oravida NZ Limited since December 2009. Ms. Xu is also the Managing Director for Kauri NZ investment, a company that invests in New Zealand’s property and primary industries. Ms. Xu has served on the boards of Kauri BB5 Limited Since October 2018, Kauri Waikite Limited Since October 2018, Kauri Papamoa Limited since April 2018, Kauri Drury Limited since April 2018, Kauri Retirement Limited since December 2017, Kauri Tauriko Limited since April 2017, Kauri Karaka Limited since April 2017, Kauri Outlooks Management Ltd since March 2017, Kauri Partners Limited since February 2017, Kauri Outlooks Ltd since February 2017, Kauri Ardmore Limited since February 2016, Kauri McArthur Ridge Limited since December 2015, Kauri Orewa Limited since December 2012, Kauri Ruakaka Limited since August 2011, Kauri Connect Limited since July 2011 and Kauri 139 Limited since December 2009. Prior to establishing Oravida in New Zealand, Ms. Xu was the chief financial officer of the Company from April 2010 to June 2011 and the vice president of international corporate finance and corporate communications of the Company from March 2009 to March 2010. Ms. Xu also has served on the boards of Musket Holdings Limited since February 2017, Mauri Bay of Plenty Aquaculture Limited since December 2016, Jumar Limited since August 2016, and Ardmore Airport Limited, Ardmore Unicom Services Limited and Ardmore Utilities Limited since June 2016. She has served on the boards of NZG 2010 Limited since September 2011 and NZG Limited since May 2006. Ms. Xu has extensive financial markets experience, including earlier roles at Deutsche Bank Hong Kong, Bankers Trust and Lehman Brothers. Ms. Xu obtained her bachelor’s degree in biology from Cornell University in 1995 and received her MBA from Johnson School of Management of Cornell University in 2004.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. COMMON SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Independent Directors and Annual Meeting Attendance

Of the five directors currently serving on the Board, the Board has determined that all of the directors except for Mr. Liu and Mr. Shah are “independent directors” as that term is defined in the listing standards of the New York Stock Exchange.

Our Board conducts its business through meetings of the full Board and its committees. The Board held 4 meetings in 2023. All incumbent directors attended at least 75% of the meetings of the Board and the committees on which they served during 2023. Directors are expected to attend our annual meeting of shareholders each year.

Our Board believes that it is currently in the best interest of the Company and its shareholders for the positions of chief executive officer and chairman of the board to be occupied by different individuals. Our Board believes that Mr. Liu’s strategic vision for our business, his in-depth knowledge of our operations, and his experience make him well qualified to serve as our Chief Executive Officer. Our Board believes that Mr. Shah’s experience in the global capital markets, advising portfolio companies on both pragmatic strategy and disciplined execution, and serving as a director on other boards make him well qualified to serve as our Chairman.

Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Environmental, Social, and Governance Committee (ESG). Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available copies of each of these charters (other than the Environmental, Social, and Governance Committee charter) free of charge on its website located at www.emeren.com. Other than the text of the charters, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee assists the Board in fulfilling the oversight responsibilities the Board has with respect to (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm and (iv) the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee has responsibility for the appointment, compensation, retention, removal and oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, and reviews, approves and oversees on an on-going basis any related party transactions. The Audit Committee has authority to preapprove all auditing and permitted non-audit services to be performed by our independent registered public accounting firm, subject to the de minimis exceptions provided under the Exchange Act. The Audit Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters. The Audit Committee presently consists of Mr. Martin Bloom (Chairperson), Mr. Ramnath N. Iyer, and Ms. Julia Xu. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K) and that all of the members are independent (as defined in Rule 10A-3 of the Exchange Act and under the listing standards of the NYSE). The Audit Committee held 4 meetings in 2023.

Compensation Committee

The purposes of our Compensation Committee are to (i) assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and executive officers, including reviewing and evaluating and, if necessary, revising the compensation plans, policies and programs of the Company adopted by management and (ii) review and approve certain disclosures filed with the Securities and Exchange Commission.

Our Compensation Committee approves the compensation of our executive officers, including the Chief Executive Officer. Our Compensation Committee also manages and annually reviews all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans. It has authority to retain or obtain the advice of compensation consultants to assist with regard to any of its activities. Our Compensation Committee presently consists of Mr. Ramnath N. Iyer (Chairperson) and Mr. Martin Bloom, each of whom meets the independence standards of the New York Stock Exchange and the Securities and Exchange Commission for compensation committee members. The Compensation Committee held 2 meetings in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee assists our Board discharge its responsibilities, including: (i) the identification of qualified candidates to become Board members; (ii) the selection or recommendation as director nominees for election at the next annual meeting of shareholders; (iii) identification and recommendation of qualified candidates to fill any vacancies on the Board and its committees; (iv) annual review of the composition of the Board and its committees in light of the characteristics of independence, qualification, experience and availability of the Board members; (v) the development and recommendation to the Board of a set of corporate governance guidelines and principles; (vi) oversight of the evaluation of the Board and management; and (vii) monitoring of compliance with the Company’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of the Company’s internal rules and procedures to ensure compliance with applicable laws and regulations.

The Nominating and Corporate Governance Committee presently consists of Ms. Julia Xu (Chairperson), Mr. Ramnath N. Iyer, and Mr. Martin Bloom, each of whom meets the independence standards of the New York Stock Exchange for Nominating and Corporate Governance Committee members. The Nominating and Corporate Governance Committee held no meetings in 2023.

Environmental, Social and Governance Committee

Our environmental, social, and governance committee consists of Mr. Ramnath Iyer, Mr. Martin Bloom, Ms. Julia Xu, Mr. Ke Chen, and Mr. Yumin Liu. Mr. Ramnath Iyer is currently the chairman of the environmental, social, and governance committee. Mr. Ramnath Iyer, Mr. Martin Bloom and Ms. Julia Xu all satisfy the independence requirements of the NYSE Listing Rules and SEC regulations. The environmental, social, and governance committee oversees environmental, social, and governance matters. The environmental, social, and governance committee is responsible for, among other things:

•	reviewing and evaluating at least annually and, if necessary, revising the environmental, social, and governance plans, policies and programs;

•	reviewing the results of the Company’s important environmental, social, and governance issues, and providing references for corporate governance and risk management; and

•	supervising an environmental, social, and governance working group, making recommendations and conducting unbiased evaluation and supervision of environmental, social, and governance activities.

Board Oversight of Risk

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board receives reports from management on financial, operational, legal compliance, reputation risks, internal controls and the degree of exposure to those risks. Our Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

Our Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance and (iii) enhance shareholder value. Our Board routinely evaluates specific risks related to: (i) our business, (ii) doing business in international markets, and (iii) our capital structure. The Board relies on its Audit Committee to address significant financial risk exposures and the steps management has taken to monitor, control and report such exposures to the full Board, including the Company’s risk assessment and risk management guidelines and policies. Our Board’s role in the Company’s risk oversight has not affected our Board’s leadership structure.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Nominating and Corporate Governance Committee and the Board are responsible for regularly reviewing and revising the Corporate Governance Guidelines and related documents as and when appropriate. The Company has posted a copy of the Corporate Governance Guidelines on its website at www.emeren.com.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer and other persons performing similar functions. We have posted a copy of the Code of Conduct and Ethics on our website at www.emeren.com.

Nominations of Directors

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee will consider areas of expertise and competencies that candidates may have to offer as well as the overall composition and diversity of the Board. Under British Virgin Islands law, our directors have a duty to act honestly and in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess with such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association.

The Nominating and Corporate Governance Committee also believes that nominees for director should possess these attributes:

i	Team player/collaborative;

i	Ability and willingness to challenge and probe;

i	Candor and willingness to share opposing viewpoints;

i	Common sense and sound judgment;

i	Integrity and high ethical standards;

i	Interpersonal skills;

i	Ability to listen;

i	Oral communication skills;

i	Understanding of effective decision-making processes; and

i	Willingness and ability to devote time and energy to the role.

Transactions with Related Persons

Except as otherwise disclosed in this section, we had no related person transactions during 2023, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

i	A “related person” means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common shares, in each case since the beginning of the most recently completed year, and any member of the immediate family of such persons; and

i	A “related person transaction” generally is a transaction between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person had or will have a direct or indirect material interest.

Our Audit Committee is responsible for reviewing, approving or ratifying all related party transactions. The Audit Committee’s decision whether or not to approve or ratify a proposed transaction is made in light of whether consummation of the transaction is believed by the Audit Committee to not be or have been contrary to the best interests of the Company.

Related party transactions

During the years ended December 31, 2022 and 2023, related party transactions with ReneSola Singapore Pte., Ltd and its subsidiaries and other related parties were as follows:

	Years ended December 31,
	2022	2023

	in thousands
Payable to related party services (1)	$9	$2,719
Payment for service (2)	97	—
Bond issued to (3)	203	666
Interest expense (3)	33	38

(1)	ReneSola Singapore Pte., Ltd and its subsidiaries (ReneSola Singapore) was a related party of the Company in that both ReneSola Singapore and the Company are under common control of Mr. Li Xianshou. The balances due from ReneSola Singapore and its subsidiaries were mainly for rendering service to them. The balances due to ReneSola Singapore and its subsidiaries were mainly for modules, raw materials that the Company purchased from them and borrowings from them. In September 2022, the Company entered into a shares repurchase agreement with ReneSola Singapore Pte. As of December 31, 2022, ReneSola Singapore owned 8.33% of the outstanding equity in the Company. Affiliates of ReneSola Singapore resigned from their offices as legal representatives, directors, and officers of the Company and its subsidiaries shortly after the closing of the repurchase transaction. Ms. Crystal (Xinhan) Li and Ms. Maggie (Yuanyuan) Ma resigned from the Board of the Company immediately upon closing of the repurchase transaction. Ms. Crystal (Xinhan) Li also resigned from her executive role as the vice president of investment of the Company simultaneously. The Company assessed and concluded they were no longer classified as a related party, as ReneSola Singapore’s only connection with the Company was through its ownership of shares. Subsequent to January 2023, the Company repurchased the rest of its shares owned by ReneSola Singapore Pte. As a result of ReneSola Singapore ceases to be a related party as of December 31, 2022, the amount due from and due to ReneSola Singapore of $0.07 million and $8.0 million were reclassified into other receivable and other current liabilities.

(2)	During 2021, the Company entered into an agreement with Eiffel Energy Transition Fund S.L.P (“Eiffel”) with the intention to develop solar projects in Europe. The Company also transacted with Eiffel’s non-controlling interest’s subsidiary company of Solar Nexus Limited. The balances due from other related party mainly represented borrowing provided to Solar Nexus Limited for working capital purpose. In the first quarter of 2022, the Company sold the equity interest of Solar Nexus Limited to a third party and Solar Nexus Limited is no longer a related party to the Company. The Company reclassed due from Solar Nexus Limited to other receivables. In May 2022, the Company received the full payment from Solar Nexus Limited for the due from balance. The balances due to other related party were convertible bond issued to Eiffel Investment Group for solar power development purpose. In addition, during 2023 the Company transacted with its non - controlling interest’s subsidiary company of Gravel A. The balance due to other related party also included the outstanding service cost that minority controller of Gravel A provided to the Company.

(3)	Represents the convertible bond issued to Eiffel Investment Group up to EUR 7.03 million ($8.0 million) with an annual interest rate of 2%. The bond has a maturity date of September 2031. During the convertible period and when there is an Event of Default and Acceleration Event (failure to redeem, a material misrepresentation by the Company, or misuse of the proceeds), the bond holder shall have the right to convert the issued convertible bonds at the conversion price into shares of European Solar Energy Development JV (“the Issuer”). The conversion price is determined as per evaluation equal to 70% of the purchase price of the Shares. The Company accounts for convertible bond as a single debt instrument at amortized cost. In April 2022 and March 2023, a subsidiary of the Company withdrew $0.2 million (EUR 0.3 million) and $0.7 million (EUR 0.6 million) from Eiffel Investment Group, respectively. As of December 31, 2023, the outstanding convertible bond was $2.3 million (EUR 2.1 million). During the years ended December 31, 2022 and 2023, interest expense due to convertible bond was $0.03 million and $0.4 million, respectively.

(4)	Represents the amount that the Company paid the cash to ReneSola Singapore and its subsidiaries for settling historical payable balance and current year service provided to the Company before October 1, 2022.

(5)	Transactions during 2023 which represents the payable amount of Gravel A to Enerpoint and Kaizen for project services regarding Italy projects.

Communications with the Board of Directors

Shareholders or interested parties may communicate with the Board by writing to Emeren Group Ltd, Board of Directors (or, at the shareholder’s option, to a specific director), c/o Susu Geng, Board Secretary, 149 Water Street, Suite 302, Norwalk, Connecticut 06854. The Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

2023 DIRECTOR COMPENSATION

Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. In 2023, directors who are not executive officers of the Company received (i) an annual retainer of $40,000 USD gross (£40,000 GBP gross for Mr. Bloom) paid on a monthly basis, and (ii) a stock option award, which is decided by the Compensation Committee in consultation with the Chairman of the Board of Directors, as stated in the Compensation Committee Charter. We also reimburse all ordinary and necessary expenses incurred in the conduct of our business.

The following table provides information regarding the compensation of our non-employee directors during 2023:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Martin Bloom	$49,756	(1)		-	$49,756
Julia Xu	$40,000			-	$40,000
Himanshu Harshad Shah	-		-	-	-
Ramnath Iyer	$40,000			-	$40,000

(1)	Amount converted into U.S. dollars based on an exchange rate of 1.2439 GBP to 1.0 U.S. Dollars.
(2)	The amounts reported in this column represent the aggregate grant date fair value of options to purchase our common shares made to directors in fiscal 2023, as computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). These amounts reflect the accounting cost for these options and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the options, refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Our non-employee directors held the following numbers of options that were outstanding as of December 31, 2023:

Name	Number of Options (Ordinary Shares)
Martin Bloom	600,000
Julia Xu	200,000
Himanshu Harshad Shah	-
Ramnath Iyer	100,000

PROPOSAL TWO:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers (“NEOs”) as disclosed in the compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our NEOs allows our shareholders to express their views on our executive compensation programs.

For a further description of our executive compensation programs, please see the disclosure under the heading “Executive Compensation” below.

Our Board would like the support of our shareholders for the compensation of our NEOs as disclosed in this proxy statement. Accordingly, for the reasons discussed above, our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion contained in this proxy statement.”

This advisory vote on the compensation of our NEOs is not binding on our company or our Board. However, our Board will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the approval of the compensation of our named executive officers as disclosed in the compensation tables and narrative discussion contained in this proxy statement.

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are also seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of the advisory vote on the compensation of our NEOs as disclosed pursuant to the rules of the Securities and Exchange Commission. Shareholders may vote to approve holding an advisory vote on the compensation of our NEOs every year, every two years or every three years, or may abstain from voting entirely on the matter.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our NEOs to shareholders, our Board recommends submitting the advisory vote on the compensation of our NEOs to our shareholders annually. Our Board is making this recommendation because it believes that an annual vote will promote best governance practices and facilitate our Board’s, our Compensation Committee’s and our management’s consideration of the views of our shareholders in structuring our compensation programs for our NEOs. We believe that an annual vote will provide our compensation committee and our management with more direct input on, and reactions to, our current compensation practices, and better allow our compensation committee and our management to measure how they have responded to the prior year’s vote.

For the reasons discussed above, our Board recommends that shareholders vote in favor of holding an advisory vote on executive compensation at our annual meeting of shareholders every year. In voting on this advisory vote on the frequency of the advisory vote on executive compensation, shareholders should be aware that they are not voting “for” or “against” the committee’s recommendation to vote for a frequency of every year for future advisory votes on executive compensation. Rather, shareholders will be casting votes to recommend an advisory vote on executive compensation that may be every year, two years, or three years, or they may abstain entirely from voting on the proposal.

Additionally, although the outcome of this advisory vote on the frequency of the advisory vote on executive compensation is non-binding, our compensation committee will review and consider the outcome of this vote when making determinations as to when the advisory vote on executive compensation will again be submitted to shareholders for approval at an annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY YEAR” FOR THE FREQUENCY OF FUTURE Advisory SHAREHOLDER voteS on executive compensation.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee’s purposes include assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the qualifications and independence of the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2023 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous – Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Martin Bloom, Chairperson

Ramnath N. Iyer

Julia Xu

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Shares as of September 1, 2024 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers as a group; and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Shares. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of September 1, 2024, there were 512,549,555 Common Shares outstanding. Our ADSs are traded on the NYSE and brokers or other nominees may hold ADSs in “street name” for customers who are the beneficial owners of the ADSs. As a result, we may not be aware of each person or group of affiliated persons who beneficially own more than 5.0% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Directors and Executive Officers (1)
Martin Bloom	-	*
Himanshu Harshad Shah	186,392,260	36.37%
Julia Xu	-	*
Ke Chen	4,840,270	*
Ramnath Iyer	20,000	*
Yumin Liu	-	*
KaiKai Zhang	-	*
Cameron (Mac) Moore	-	*
Dr. Ramakrishnan Srinivasan	-	*
All current directors, nominees and executive officers as a group (ten persons)	191,252,530	37.31%

5% or Greater Holders
Shah Capital Management, Inc.(2)	185,828,560	36.26%

* Denotes less than 1%.

(1)	The address of all directors and officers is c/o Emeren Group Ltd, 149 Water Street, Suite 302, Norwalk, CT 06854.

(2)	The information was based on Schedule 13D/A filed on January 1, 2024 by Shah Capital Management, Inc. (who serves as investment adviser to Shah Capital Opportunity Fund LP), Shah Capital Opportunity Fund LP and Himanshu H. Shah (who serves as President and Chief Investment Officer of Shah Capital Management, Inc.) Shah Capital Management, Inc. is a North Carolina registered corporation. Shah Capital Opportunity Fund LP is a Delaware Limited Partnership and Himanshu H. Shah is a United States citizen. The business address of Shah Capital Management, Inc., Shah Capital Opportunity Fund LP, and Himanshu H. Shah is 8601 Six Forks Road, Suite 630, Raleigh, North Carolina 27615.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of September 1, 2024. For information with respect to Yumin Liu, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among any of our officers or directors.

Executive Officers	Age	Position/Title
Yumin Liu	60	Chief Executive Officer and Director
Ke Chen	50	Chief Financial Officer
Enrico Bocchi	52	Executive Vice President, Europe
KaiKai Zhang	39	Executive Vice President, China
Cameron (Mac) Moore	61	Executive Vice President, North America

Mr. Ke Chen served as our executive director from October 2019 to April 2022, and has been our chief financial officer since November 2019. Mr. Chen is a member of the ESG committee. He has over 17 years of experience in the global capital markets, including investing in solar industry globally. Ke brings both capital market insight and strategic expertise to his role as our chief financial officer. Mr. Chen was a Director at Shah Capital and a director at iTV Media. Prior to joining Shah Capital, Ke worked in the pharmaceutical and biotech industries, and was an inventor who holds four patents. Ke holds an MBA from the Kenan-Flagler Business School at UNC Chapel Hill. He also holds an M.S. in Chemistry from the University of Florida and earned a B.S. from the University of Science and Technology of China.

Mr. Enrico Bocchi joined the Company in October 2022 as our Country Director of Italy. As of July, 2024, Mr. Bocchi has been promoted to Executive Vice President, Europe. Mr. Bocchi was the co-founder of the Italian branch of Emeren which was incorporated through acquisition. He has many years of experience in building and developing solar projects, battery storage projects, renewable energy industry and diverse experience in blue chip companies including Apple and Cisco. Enrico holds an MBA in Bocconi Business School and a B.S. engineering in high technology.

Mr. KaiKai brings to Emeren China more than 20 years of experience in renewable energy, investments and financing. Mr. Zhang joined Emeren China in January 2017 and has been responsible for domestic power station investment and financing business for 7 years, with a cumulative 15 years of investment and financing experience and served as a Cosco financing specialist; Manager of XMXYG Asset Management; Senior Manager of XMXYG Financial Holdings, XMXYG Guarantee, XMXYG Pawn; Deputy General Manager of Huiji Fund; Deputy General Manager of Huixin Minrong. Familiar with banking, financial leasing, securities, funds and other financing and credit business. Mr. Zhang graduated from Zhejiang University of Science and Technology in 2007, majoring in international economics and trade.

Mr. Mac Moore joined the Company in November 2021. He has over 25 years’ experience in the renewable energy industry, including solar and storage project development, M&A, construction, and asset management. Before joining Emeren North America, he was Vice President, Business Development at GCL Solar Energy leading a team that developed over 1 GW of solar projects currently in operation. In addition, he held management roles at other leading solar energy companies such as BP Solar, Conergy, and Schott Solar. Mac has BA degrees in Mathematics and Anthropology from Middlebury College, and an MBA in Finance from NYU’s Stern School of Business.

PROPOSAL FOUR:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITORS

The Audit Committee has appointed UHY LLP to serve as our independent registered public accounting firm and auditors for the year ending December 31, 2024.

We are asking our shareholders to ratify the appointment of UHY LLP as our independent registered public accounting firm and auditors. Although ratification is not required, our Board is submitting the appointment of UHY LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of UHY LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITORS. COMMON SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers who are named in the “Summary Compensation Table for 2023” below.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated executive and senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve strong financial performance;

•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our stockholders.

Setting Executive Compensation

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our NEOs, setting the compensation and other benefits of our NEOs, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our equity compensation plans.

It is our Chief Executive Officer’s (CEO) responsibility to provide recommendations to the Compensation Committee for most compensation matters related to executive compensation. The recommendations are based on a general analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations and has the right to obtain independent compensation advice. Neither the Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation Committee. The Chief Executive Officer is not present when decisions with respect to his compensation are made. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program.

Summary Compensation Table for 2023

The following table provides information regarding the compensation of our named executive officers during 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)(2)	Total ($)
Yumin Liu	2023	$419,293	-	-		-	$53,128	$472,421
	2022	$378,407	-	-		-	$48,381	$426,788
Ke Chen(3)	2023	$353,077	-	-		-	$909	$353,986
	2022	$200,000	-	-		-	-	$200,000
Cameron (Mac) Moore	2023	$259,135	$12,500	-		-	$8,252	$279,887
	2022	$250,000	-	-	$112,532	-	$7,500	$370,032
John Ewen(4)	2023	$282,404	$61,133	-		-	$214,915	$558,452
	2022	$320,827	-	-	$262,574	-	$37,250	$620,651

(1)	The amounts reported in this column represent the aggregate grant date fair value of options to purchase our common shares, as computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). These amounts reflect the accounting cost for these options and do not represent the actual economic value that may be realized. For information on the assumptions used to calculate the grant date fair value of the options, refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	For 2023, all other compensation consisted of the following: The value of providing our executives with health benefits and insurances, 401K employer matching contributions and severance payments.

(3)	Ke Chen was contracted under a secondment agreement from November 25, 2019 – December 31, 2022 and officially became an employee on January 2, 2023 in the United States.

(4)	Former CEO, North America.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The employment standards and conditions (including termination guidelines) of an executive’s employment are dictated by the labor laws and regulations in the country/jurisdiction where the executive is employed. Subject to applicable laws and regulations, we may terminate a named executive officer’s employment for cause, at any time, without prior notice or remuneration, for certain acts of the officer, including, but not limited to, a material violation of our regulations, failure to perform agreed duties, embezzlement that causes material damage to us, or conviction of a crime.

A named executive officer may terminate his or her employment at any time by prior written notice and serving any agreed upon or required notice period, as per local laws and regulations and the conditions of the originally agreed upon contract of employment. Under at-will employment in the United States, we are generally not required to provide severance pay to an employee upon termination or resignation. However, our CEO and CFO are entitled to certain benefits upon termination, including a severance payment equal to a specified number of months of their then-salary or a specific lump sum payment if they resign for certain good-cause reasons specified by the agreement or the relevant rules or if we terminate their employment without cause. The CEO’s termination-related compensation is $182,500, while the CFO’s represents 4 months of salary at the time of signing the employment contract ($120,000). In the event of the CEO’s resignation, they must serve a 60-day notice period from the delivery of the written notice of the intention to resign, while the CFO must serve a 90-day notice period. Cameron Moore’s employment agreement does not include specific conditions for severance compensation or any required notice periods upon resignation from service. His conditions of employment shall be dictated by the standard at-will employment guidelines. Prior to his departure in October 2023, John Ewen’s terms of employment included a severance payment in the amount of $75,000 in the event of termination of employment, which represented 3 months of compensation at the time of signing the employment agreement. As per the terms of the agreement, John was also required to provide 30 days of notice when resigning from his position. Notice periods were negotiated and agreed at the time of signing the employment agreements. The named executive officers are all bound by confidentiality, non-solicitation, and any corporate policies/ charters relating to compliance and governance.

As of December 31st, 2023, the following fixed annual base salaries (before tax and deductions) were in effect for our named executive officers:

Named Executive Officer	Position	Fixed Annual Base Salary (USD)
Yumin Liu	CEO	$420,000
Ke Chen	CFO	$360,000
Cameron Moore	EVP, North America	$262,500

Incentive Compensation Plans

Our board of directors adopted our 2007 share incentive plan in September 2007, which was amended in January 2009, August 2010, August 2012, August 2016, January 2018, April 2018, December 2020, and December, 2021 (referred to herein as our “2007 share incentive plan” or the “Plan”) to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of our business. We have reserved 42,500,000 shares for issuance under our 2007 share incentive plan. As of December 31, 2023, we had an outstanding award of 14,360,000 shares, excluding awards forfeited pursuant to the terms of our 2007 share incentive plan and the exercised options, and 13,074,050 shares available for future grants.

The following paragraphs describe the principal terms of our 2007 share incentive plan.

Administration. Our 2007 share incentive plan is administered by our board of directors or, after our board of directors makes the designation, by our compensation committee. In each case, our board of directors or our compensation committee will determine the provisions, terms and conditions of each option grant, including, but not limited to, the option vesting schedule, repurchase provisions, forfeiture provisions, form of payment upon settlement of the award and payment contingencies.

Awards. The following paragraphs briefly describe the principal features of the various awards that may be granted under our 2007 share incentive plan.

●         Options. Options provide for the right to purchase our shares at a price and period determined by our compensation committee in one or more installments after the grant date.

●         Restricted Shares. A restricted share award is the grant of our shares determined by our compensation committee. A restricted share is nontransferable, unless otherwise determined by our compensation committee at the time of award and may be repurchased by us upon termination of employment or service during a restricted period. Our compensation committee shall also determine in the award agreement whether the participant will be entitled to vote the restricted shares or receive dividends on such shares.

●         Restricted Share Units. Restricted share units represent the right to receive our shares at a specified date in the future, subject to forfeiture of such right. If the restricted share unit has not been forfeited, then on the date specified in the award agreement, we shall deliver to the holder unrestricted shares, which will be freely transferable.

Amendment, Modification, and Termination of Plan. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 8), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the expiration date of the Plan, (iv) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (v) results in a material increase in benefits or a change in eligibility requirements.

Outstanding Equity Awards as of December 31, 2023

The following table contains information concerning equity awards (represented by ordinary shares) held by our named executive officers that were outstanding as of December 31, 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Yumin Liu	5,000,000	-		$0.15	12/5/24	-	-	-	-

Ke Chen	3,000,000	-		$0.727	11/24/26	-	-	-	-

Cameron (Mac) Moore	100,000	200,000	(1)	$0.414	5/1/28	-	-	-	-

(1)	The options vest as follows:

Name	Date of Award (Grant)	Exercise Price (per share)	Total Shares	Vested Shares	Unvested Shares	Vesting Schedule
Yumin Liu	Thursday, December 5, 2019	$0.15	5,000,000	5,000,000	-	1,500,000 shares on December 5th, 2020; 1,500,000 shares on December 5th, 2021; 2,000,000 shares on December 5th, 2022
Ke Chen	Wednesday, November 24, 2021	$0.727	3,000,000	3,000,000	-	1,500,000 shares on November 24, 2022; 1,500,000 shares on November 24, 2023
Mac Moore	Sunday, May 1, 2022	$0.414	300,000	100,000	200,000	100,000 shares on May 1, 2023; 100,000 shares on May 1, 2024; 100,000 shares on May 1, 2025

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are providing the following disclosure regarding executive “compensation actually paid,” presented in a manner consistent with the rules applicable to smaller reporting companies. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers (“NEOs”).

Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Value of Initial Fixed $100 Investment Based on the Total Shareholder Return of the Company ($) (f)	Loss, net of tax ($ in thousands)
2023	$472,421	$472,421	$397,442	$169,966	$46	$(4,548)
2022	$426,788	$269,366	$396,894	$237,074	$76	$(5,431)

(a)	This statement includes two years (2022 and 2023) rather than five because this is a transition year for the new regulation.
(b)	The principal executive officer (“PEO”) is Yumin Liu for all years shown.
(c)	Compensation actually paid (“CAP”) to our PEO reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below.

Year	2022	2023
SCT Total Compensation ($)	$426,788	$472,421
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	-	-
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that are Outstanding and Unvested at End of Year ($)	-	-
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	-	-
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	-	-
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(157,422)	-
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	-	-
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	-	-
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	-	-
Compensation Actually Paid ($)	$269,366	$472,421

(d)	The following are included in the average figures shown:

2022 and 2023: Ke Chen, Cameron Moore and John Ewen

(e)	Compensation actually paid (CAP) to our non-PEO NEOs reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below. The assumptions used to calculate the fair values did not differ materially from the assumptions used to calculate the fair values as of the grant dates.

Year	2022	2023	2022	2023	2022	2023
Name	Ke Chen	Ke Chen	Cameron Moore	Cameron Moore	John Ewen	John Ewen
SCT Total Compensation ($)	$200,000	$353,986	$370,032	$279,887	$620,651	$558,452
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	-	-	$(112,532)	-	$(262,574)	-
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	-	-	$103,164	-	$240,715	-
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	$(217,617)	-	-	$(47,037)	$(49,732)	-
Fair Value as of Vesting Date for Awards Granted that Vested in Same Year ($)	-	-	-	-	-	-
Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	$(172,375)	$(376,964)	-	$(9,073)	$(8,508)	$(34,190)
Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	-	-	-	-	-	$(215,164)
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	-	-	-	-	-	-
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	-	-	-	-	-	-
Compensation Actually Paid ($)	$(189,992)	$(22,978)	$360,664	$223,777	$540,551	$309,098

(f)	Total shareholder return is determined based on the value of an initial fixed investment of $100 in our ADSs as of December 31, 2021.

Analysis of the Information Presented in the Pay Versus Performance Table

We believe our compensation program reinforces the alignment of interests of our NEOs with those of our stockholders as they indirectly influence the performance of the Company’s shares. We believe the compensation model described above for our NEOs motivates our NEOs to expand their expertise and expand the effectiveness of the Company’s staff allowing for greater organization efficiencies while improving Company performance, which drives short-term, medium-term, and long-term organizational improvement and ultimately value for the stockholders in the form of better financial and share performance.

Compensation Committee Interlocks and Insider Partcipation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Executive Compensation” contained herein with management. Based on our Compensation Committee’s review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Executive Compensation section be included herein.

Martin Bloom

Ramnath N. Iyer

Julia Xu

MISCELLANEOUS

Change in Accountants

The Company appointed Grant Thornton US (“Grant Thornton US”), headquartered in Chicago, Illinois, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, effective August 1, 2023. On March 29, 2024, the Company was notified by Grant Thornton US of its decision to resign as the Company’s independent registered public accounting firm effective as of that date. On May 7, 2024, the Company engaged UHY LLP, located in New York, NY, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

The Company engaged with Marcum Asia CPAs LLP (“Marcum Asia”) as Emeren’s independent registered public accounting firm for the fiscal year ended December 31, 2022, on December 7, 2022.

Marcum Asia accepted the engagement and after careful consideration and evaluation, the Company’s Board of Directors and Audit Committee finally approved on January 31, 2023. On January 31, 2023, the Company dismissed Grant Thornton Zhitong Certified Public Accountants LLP (“Grant Thornton Zhitong”), the Company’s former independent auditor.

Grant Thornton Zhitong’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the years ended December 31, 2020 and 2021, and in the subsequent interim period through January 31, 2023, there were (i) no disagreements (as defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions thereto) with Grant Thornton Zhitong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton Zhitong, would have caused Grant Thornton Zhitong to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years, and (ii) no reportable events (as defined in Item 16F(a)(1)(v) of Form 20-F). The Company has authorized Grant Thornton to respond fully to inquiries of the successor accountant.

The Company previously provided Grant Thornton Zhitong with a copy of the above statements to disclose this change in registrant’s certifying accountant. Grant Thornton Zhitong furnished a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton Zhitong agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter from Grant Thornton Zhitong is filed as Exhibit 16.1 of the Company’s Amended Report of Foreign Issuer on Form 6-K/A filed with the Securities and Exchange Commission on February 8, 2023.

On July 25, 2023, the Company dismissed Marcum Asia. Marcum Asia’s audit report on the Company’s consolidated financial statements for the year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2022 and in the subsequent interim period through July 25, 2023, there have been (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia, would have caused Marcum Asia to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such periods, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) in such periods other than the material weakness identified as of December 31, 2022 as reported in the Company’s 2022 annual report on Form 20-F filed with the U.S. Securities and Exchange of Commission (the “SEC”) on May 16, 2023. The Company has authorized Marcum Asia to respond fully to inquiries of the successor accountant.

During the Company’s two most recent fiscal years ended December 31, 2021, and in the subsequent interim period prior to the engagement of Marcum Asia on December 7, 2022, neither the Company nor anyone acting on its behalf consulted with Marcum Asia on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum Asia concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of Form 20-F (and the related instructions thereto) or a reportable event as set forth in Item 16F(a)(1)(v) of Form 20-F.

The Company previously provided Marcum Asia with a copy of the above statements to disclose this change in registrant’s certifying accountant. Marcum Asia furnished a letter addressed to the Securities and Exchange Commission stating whether Marcum Asia agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter from Marcum Asia is filed as Exhibit 16.2 to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on August 1, 2024.

Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm.

The fees billed by Marcum Asia, our former auditor, for all services rendered during 2022 were as follows:

Audit Fees(1)	$509,000
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total	$509,000

(1)	Audit of annual financial statements, review of financial statements included in Form 20-F and other documents filed with the SEC, and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

The fees billed by UHY LLP for all services rendered during 2023 were as follows:

Audit Fees(1)	$624,942
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total	$624,942

(1)	Audit of annual financial statements, review of financial statements and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. In 2023, the Audit Committee pre-approved all services provided by our independent registered public accounting firm, and no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Expenses

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. Such individuals will not be paid any additional compensation for such solicitation. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Shares.

Multiple Shareholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their shares through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement, unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Susu Geng, Board Secretary, Emeren Group Ltd, at 925-425-7335 or 149 Water Street, Suite 302, Norwalk, Connecticut 06854.

Shareholder Proposals

Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2025 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on May 20, 2025. In addition, a shareholder who otherwise intends to present business at the 2025 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s memorandum of association and articles of association.

By Order of the Board of Directors
EMEREN GROUP LTD

Susu Geng
Secretary

September 30, 2024

INFORMATION WHICH IS USUALLY PROVIDED TO THE SHAREHOLDERS WITH THE NOTICE OF THE AGM

Notes

1.	Shareholders will be able to participate the Annual General Meeting in person or via teleconference. The Annual Meeting of Shareholders of Emeren Group Ltd will be held on Friday, November 1, 2024, beginning at 10:00AM, local time, at 5000 Hopyard Rd, Suite 302, Pleasanton CA 94588.

2.	To view the Annual General Meeting via teleconference, please use the following Microsoft Teams link:

https://urldefense.com/v3/__https://teams.microsoft.com/l/meetup-join/19*3ameeting_ZjAzZjA2OTktZWU1MC00NGRlLWE4ZDgtYzlkYjAyYjJmY2M5*

40thread.v2/0?context=*7b*22Tid*22*3a*22fe651217-67a6-4b20-b542-c91719989449*22*2c*22Oid*22*3a*2205e5f7b1-07e0-4efc-94dd-77030500bb0d*22*7d

__;JSUlJSUlJSUlJSUlJSUl!!L2Ps738!zsAKeCMF0RaWg8E-N8Up6eq4nc5m6GlRXfCkgTvCNdwT3SgtlSOLBCg0TqNFRwAIuLf7iGUbt-2xng$

Meeting ID: 211 590 131 063

Passcode: 6zyXs4

Dial in by phone: +1 929-352-1659, Phone conference ID: 834 939 390#

3.	Copies of the Company’s Annual Report on Form 10-K, Form of Proxy and Form of Poll Card and this Notice of Annual General Meeting are available for viewing on or about September 30, 2024 on the Company’s investor relations website at https://emeren.com/. Requests for a copy of the Company’s Annual Report on Form 10-K free of charge can be directed to the Company at IR@emeren.com or Emeren Group Ltd, Investor Relations, 149 Water Street, Suite 302, Norwalk CT 06854, USA (Re: Emeren Group Ltd Annual Report 2023), or to Link Group at shareholderenquiries@linkgroup.co.uk or Link Group, Shareholder Services, Central Square, 29 Wellington Street, Leeds, LS1 4DL (Re: Emeren Group Ltd Annual Report 2023).

4.	A shareholder entitled to attend and vote at the Annual General Meeting convened by the above Notice is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy need not be a shareholder of the Company.

5.	In the case of joint holders, if two or more persons hold shares of the Company jointly each of them may be present in person or by proxy at the meeting of the Shareholders and may speak as a Shareholder, if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners and if two or more are present in person or by proxy they must vote as one.

6.	To appoint a proxy you should complete the Form of Proxy enclosed with this Notice of Annual General Meeting. To be valid the Form of Proxy, together with the power of attorney or other authority (if any) under which it is signed or notarially certified or office copy of the same, must be delivered to the offices of Link Group at PXS 1, Link Group, Central Square, 29 Wellington Street, LEEDS, LS1 4DL, by no later than 48 hours before the time fixed for the meeting or any adjourned meeting (excluding Saturday, Sunday and public holidays in United Kingdom, China and the U.S.A).

7.	Any alterations made to the Form of Proxy should be initialed.

8.	In the case of a corporation the Form of Proxy should be given under its Common Seal or under the hand of an officer or attorney duly authorised in writing.

9.	Registered holders of American Depositary Shares at close of business on September 17, 2024 (New York Time) will receive a Depositary Receipt Voting Instruction Card for this purpose and the Depositary Receipt Voting Instruction Card must be completed, signed and returned on or prior to October 24, 2024 at 12:00 p.m. (New York Time). Voting Instruction Cards for registered holders may be returned to the US Depositary (The Bank of New York Mellon) at:

Proxy Tabulator For Emeren Group Ltd

P.O. Box 8016

Cary, NC 27512-9903

10.	If you hold American Depositary Shares representing shares in the Company indirectly through a financial intermediary (Bank or Brokerage Firm), you must rely on the procedures of the financial intermediary through which you hold your shares to ensure participation in the shareholders meeting.

11.	Pursuant to Regulation 7.4 of the articles of association of the Company, the Board has determined that only those shareholders registered in the relevant register of members of the Company at close of business on 17 September 2024 shall be entitled to attend and vote at the shareholders meeting or, if the meeting is adjourned, close of business on such date being not more than two days prior to the date fixed for the adjourned meeting. Changes to entries in the register of members after close of business on 17 September 2024 shall be disregarded in determining the right of any person to attend or vote at the meeting.

Emeren Group Ltd
(the “Company”)

FORM OF PROXY

I/We, ………………………………………..………………………………………….............................................................................……………………

(PLEASE COMPLETE IN BLOCK CAPITALS)

of ………………………………………………………………………………….................................................................…………….……………………

being (a) member(s) of the Company, hereby appoint the CHAIRMAN OF THE MEETING or …..……………………….………………………………………………………...........................................……………… (SEE NOTES)

as my/our proxy to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held at 5000 Hopyard Rd. Suite 302, Pleasanton CA 94588, U.S.A. at 10:00 a.m. (Pacific Standard Time) on November 1, 2024 and at any adjournment thereof.

	RESOLUTIONS	FOR	AGAINST	WITHHELD
1.	As a resolution of shareholders, to appoint Mr. Ramakrishnan Srinivasan as a director of the Company following his appointment as a director by the Board of Directors in accordance with the Company’s articles of association.
2a.	As a resolution of shareholders, to re-elect Mr. Martin Bloom as director of the Company, who is offering himself for re-election in accordance with the Company’s articles of association.
2b.	As a resolution of shareholders, to re-elect Mr. Yumin Liu as director of the Company, who is offering himself for re-election in accordance with the Company’s articles of association.
3.	As a resolution of shareholders on an advisory basis, to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.
4.	As a resolution of shareholders on an advisory basis, to vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers.
5.	As a resolution of shareholders, to ratify the appointment of UHY LLP as our independent registered public accounting firm and auditors for 2024.

Dated this ………………….................………....… day of…........…………………………………………….… 2024

Signature…………………………………………………………..............................……………………………………….

Notes

1.	Shareholders will be able to participate the Annual General Meeting in person or via teleconference. The Annual Meeting of Shareholders of Emeren Group Ltd will be held on Friday, November 1, 2024, beginning at 10:00AM, local time, at 5000 Hopyard Rd, Suite 302, Pleasanton CA 94588.

2.	To view the Annual General Meeting via teleconference, please use the following Microsoft Teams link:

https://urldefense.com/v3/__https://teams.microsoft.com/l/meetup-
join/19*3ameeting_ZjAzZjA2OTktZWU1MC00NGR
lLWE4ZDgtYzlkYjAyYjJmY2M5*40thread.v2/0?con
text=*7b*22Tid*22*3a*22fe651217-67a6-4b20-b542-
c91719989449*22*2c*22Oid*22*3a*2205e5f7b1-
07e0-4efc-94dd-77030500bb0d*22*7d__;JSUlJSUlJSUlJSUlJSUl!!L2
Ps738!zsAKeCMF0RaWg8E-
N8Up6eq4nc5m6GlRXfCkgTvCNdwT3SgtlSOLBCg
0TqNFRwAIuLf7iGUbt-2xng$

Meeting ID: 211 590 131 063

Passcode: 6zyXs4

Dial in by phone: +1 929-352-1659, Phone conference ID: 834 939 390#

3.	Copies of the Company’s Annual Report on Form 10-K, Form of Proxy and Form of Poll Card and this Notice of Annual General Meeting are available for viewing on or about September 30, 2024 on the Company’s investor relations website at https://emeren.com/. Requests for a copy of the Company’s Annual Report on Form 10-K free of charge can be directed to the Company at IR@emeren.com or Emeren Group Ltd, Investor Relations, 149 Water Street, Suite 302, Norwalk CT 06854, USA (Re: Emeren Group Ltd Annual Report 2023), or to Link Group at shareholderenquiries@linkgroup.co.uk or Link Group, Shareholder Services, Central Square, 29 Wellington Street, Leeds, LS1 4DL (Re: Emeren Group Ltd Annual Report 2023).

4.	A shareholder entitled to attend and vote at the Annual General Meeting convened by the above Notice is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy need not be a shareholder of the Company. Unless otherwise indicated on the Form of Proxy, the proxy will vote as they think fit or, at their discretion, withhold from voting.

5.	In the case of joint holders, if two or more persons hold shares of the Company jointly each of them may be present in person or by proxy at the meeting of the Shareholders and may speak as a Shareholder. If only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners and if two or more are present in person or by proxy they must vote as one.

6.	To appoint a proxy you should complete the Form of Proxy enclosed with this Notice of Annual General Meeting. To be valid the Form of Proxy, together with the power of attorney or other authority (if any) under which it is signed or notarially certified or office copy of the same, must be delivered to the offices of Link Group at PXS 1, Link Group, Central Square, 29 Wellington Street, LEEDS, LS1 4DL, by no later than 48 hours before the time fixed for the meeting or any adjourned meeting (excluding Saturday, Sunday and public holidays in United Kingdom, China and the U.S.A).

7.	Any alterations made to the Form of Proxy should be initialed.

8.	In the case of a corporation the Form of Proxy should be given under its Common Seal or under the hand of an officer or attorney duly authorised in writing.

9.	Registered holders of American Depositary Shares at close of business on September 17, 2024 (New York Time) will receive a Depositary Receipt Voting Instruction Card for this purpose and the Depositary Receipt Voting Instruction Card must be completed, signed and returned on or prior to October 24, 2024 at 12:00 p.m. (New York Time). Voting Instruction Cards for registered holders may be returned to the US Depositary (The Bank of New York Mellon) at:

Proxy Tabulator For Emeren Group Ltd

P.O. Box 8016

Cary, NC 27512-9903

10.	If you hold American Depositary Shares representing shares in the Company indirectly through a financial intermediary (Bank or Brokerage Firm), you must rely on the procedures of the financial intermediary through which you hold your shares to ensure participation in the shareholders meeting.

11.	Pursuant to Regulation 7.4 of the articles of association of the Company, the Board has determined that only those shareholders registered in the relevant register of members of the Company at close of business on 17 September 2024 shall be entitled to attend and vote at the shareholders meeting or, if the meeting is adjourned, close of business on such date being not more than two days prior to the date fixed for the adjourned meeting. Changes to entries in the register of members after close of business on 17 September 2024 shall be disregarded in determining the right of any person to attend or vote at the meeting.

Emeren Group Ltd is a BVI incorporated company with a registered number of 1016246

P.O. BOX 8016, CARY, NC 27512-9903Your vote matters! Have your ballot ready and please use one of the methods below for easy voting:Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.Emeren Group Ltd Annual General Meeting of Shareholders For Shareholders of record as of September 17, 2024 Friday, November 1, 2024 10:00 AM, Pacific Standard Time 5000 Hopyard Rd. Suite 302, Pleasanton CA 94588, U.S.A. and via teleconferenceMail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope providedYOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 PM, EST, October 24, 2024.Emeren Group Ltd Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 PM (Eastern Standard Time) on October 24, 2024) The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Emeren Group Ltd registered in the name of the undersigned on the books of the Depositary as of the close of business September 17, 2024 (US Record Date) at the Annual General Meeting of Shareholders of Emeren Group Ltd to be held at 5000 Hopyard Rd. Suite 302, Pleasanton CA 94588, U.S.A. and via teleconference (refer to Notice of AGM for details) at 10:00 AM (Pacific Standard Time) on November 1, 2024. NOTE: 1. Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution. 2. If this form is not signed and returned, or if this form is signed and returned but no instruction is indicated in the appropriate box opposite the resolution, under the terms of the Deposit Agreement, as amended, the Depositary will deem such holder to have instructed the Depositary to and the Depositary will give a discretionary proxy to a person designated by Emeren Group Ltd. IR@emeren.comPLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Emeren Group Ltd Annual General Meeting of ShareholdersPlease make your marks like this:THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2a, 2b, 3, 4 AND 5PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN 1. As a resolution of shareholders, to appoint Mr. Ramakrishnan Srinivasan as a director of the Company following his appointment as a director by the Board of Directors in accordance with the Company's articles of association.BOARD OF DIRECTORS RECOMMENDSFOR2a. As a resolution of shareholders, to re-elect Mr. Martin Bloom as director of the Company, who is offering himself for re-election in accordance with the Company's articles of association.FOR2b. As a resolution of shareholders, to re-elect Mr. Yumin Liu as director of the Company, who is offering himself for re-election in accordance with the Company's articles of association.FOR3. As a resolution of shareholders on an advisory basis, to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.FOR4. As a resolution of shareholders on an advisory basis, to vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers.FOR5. As a resolution of shareholders to ratify the appointment of UHY LLP as our independent registered public accounting firm and auditors for 2024.FORAuthorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) DateSignature (if held jointly)Date